UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2019

McKesson Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 State Hwy 161

Irving, TX 75039

(Address of Principal Executive Offices, and Zip Code)

(972) 446-4800

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2019, McKesson Corporation (“McKesson” or the “Company”) entered into a Credit Agreement (“New Credit Facility”), among the Company, as borrower, the lenders party thereto, the letter of credit issuers party thereto, Bank of America, N.A., as administrative agent, and Barclays Bank PLC, Citibank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., and HSBC Securities (USA) Inc., as co-syndication agents.

Under the New Credit Facility, which is scheduled to mature in September 2024, the Company has a revolving line of credit available of up to $4.0 billion and a $3.6 billion aggregate sublimit of availability in Canadian Dollars, British Pounds Sterling and Euros. The New Credit Facility requires that the Company maintain a debt to capital (excluding accumulated other comprehensive income or loss) ratio of no greater than 65%.

Borrowings under the New Credit Facility bear interest based upon the London Interbank Offered Rate, Canadian Dealer Offered Rate for credit extensions denominated in Canadian Dollars, a prime rate or alternative overnight rates as applicable plus agreed margins.

In the event of default under the New Credit Facility, the lenders may elect, among other things, to declare any unpaid amounts obtained under the New Credit Facility to be immediately due and payable.

The Company can use funds obtained under the New Credit Facility for general corporate purposes.

In the ordinary course of their respective businesses, the lenders under the New Credit Facility and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates.

The above description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the executed copy of the New Credit Facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On September 25, 2019, in connection with the Company’s entry into the New Credit Facility described in Item 1.01 above, the Company terminated the prior $3.5 billion five-year senior unsecured revolving credit facility, dated as of October 22, 2015 (“Prior Credit Facility”), which was filed with the Securities and Exchange Commission on October 23, 2015 as Exhibit 10.1 to McKesson’s Current Report on Form 8-K.

The Prior Credit Facility was scheduled to mature in October 2020, and provided a revolving line of credit available of up to $3.5 billion and a $3.15 billion aggregate sublimit of availability in Canadian Dollars, British Pounds Sterling and Euros. The Prior Credit Facility required that the Company maintain a debt to capital (excluding accumulated other comprehensive income or loss) ratio of no greater than 65%. There were no borrowings outstanding under the Prior Credit Facility at the time of its termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.01

Credit Agreement dated as of September 25, 2019, among the Company and certain subsidiaries, as borrowers, Bank of America, N.A., as administrative agent, Barclays Bank PLC, Citibank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., and HSBC Securities (USA) Inc., as co-syndication agents, the lenders party thereto, the letter of credit issuers party thereto.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2019

McKesson Corporation

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and Chief Financial Officer